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                                                                    Exhibit 23








                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 Number 33-47865) of American General Finance, Inc. and in the related Prospectus of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of American General Finance, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                 ENRST & YOUNG LLP


Indianapolis, Indiana
March 18, 1997
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